Exhibit 10.1

SHARE TRANSFER AGREEMENT

Transferor (Party A): Manzhouli CN Energy Technology Co., Ltd.

Transferee (Party B): Zhejiang CN Energy Technology Development Co., Ltd.

This agreement is made and entered into by and between Party A and Party B in Hangzhou on May 13, 2021, regarding the equity transfer of CN Energy Industrial Development Co., Ltd.

Based on the principle of equality and mutual benefit, Party A and Party B have reached the following agreement through friendly negotiation.

Article 1: Transfer Consideration and Payment Method

Party A agrees to transfer 60% equity of CN Energy Industrial Development Co., Ltd.to Party B for a cash consideration of RMB 30 Million.

The closing of this equity transfer is subjected to further negotiation by Party A and Party B.

Article 2: Representation and Guarantee

The transferred equity is legally owned by Party A and Party A further guarantees, as of the date of execution of this Agreement, the Transferred Equity is free from and clear of any pledge, encumbrance or freeze due to judicial judgment or administrative adjudication. Otherwise, all responsibilities arising therefrom shall be borne by Party A.

Party B will be entitled to all original rights and obligations of Hangzhou Forasen Technology Co., Ltd. after share transfer.

Party B guarantees to perform its obligations and responsibilities in accordance with the articles of association.

Article 3: Sharing of Profit and Loss

Party B shall become the shareholder of Hangzhou Forasen Technology Co., Ltd. after the approval of the Bureau of Industrial and Commerce.

Article 4 Modification and Termination

In case of any of the following circumstances, the agreement may be modified or terminated, but both parties shall sign a written consent for such modification or termination.

An event of force majeure occurs which renders the performance of this Agreement impossible;

One party loses the ability to perform the agreement;

The economic interests of the observant are seriously affected by breach of the agreement of either party which renders the performance of this Agreement impossible;

Both parties agree to change or terminate the agreement through negotiation.

Article 5 Dispute Resolutions

The Parties shall solve any dispute or claim arising from or relating to this Agreement through negotiation. If the Parties fail to reach an agreement after negotiation, the dispute may be brought to the People’s Court.

Article 6 Effectiveness

This Agreement shall come into effect upon the execution by the Parties.

Article 7

This Agreement shall have four copies, each of which has the same legal force and effect.

Transferor: /s/ Manzhouli CN Energy Technology Co., Ltd.

Transferee: /s/ Zhejiang CN Energy Technology Development Co., Ltd.

May 13, 2021